AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999
             REGISTRATION STATEMENT NOS. 333-      AND 333-     -01
                                             -----         -----


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

    FPL GROUP, INC.                   FLORIDA                     59-2449419

 FPL GROUP CAPITAL INC                FLORIDA                     59-2576416
(Exact name of each registrant  (State or other jurisdiction   (I.R.S. Employer
as specified in its charter)      of incorporation or            Identification
                                    organization)                     No.)


                               ------------------


                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000

   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                               ------------------

  Dennis P. Coyle        Jeffrey I. Mullens, P.A.    Robert J. Reger, Jr., Esq.
  General Counsel             Steel Hector &          Thelen Reid & Priest LLP
   and Secretary                Davis LLP                40 West 57th Street
   FPL Group, Inc.       1900 Phillips Point West     New York, New York 10019
700 Universe Boulevard    777 South Flagler Drive          (212) 603-2000
Juno Beach, Florida 33408     West Palm Beach,
     (561) 694-4644             Florida 33401
                               (561) 650-7257

       (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                               ------------------


        It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                             Richard L. Harden, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
                               ------------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
      -

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Nos. 333-83575 and
                                                            ------------------
333-83575-01 (and Nos. 333-64685 and 333-64685-01 which was combined with Nos.
------------
333-83875 and 333-83875-01 pursuant to Rule 429 under the Securities Act)

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
                                  -

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |
                                       -

                         CALCULATION OF REGISTRATION FEE
==============================================================================
TITLE OF EACH CLASS           PROPOSED MAXIMUM               AMOUNT
OF SECURITIES TO BE         AGGREGATE OFFERING          OF REGISTRATION
    REGISTERED                   PRICE (1)                    FEE
------------------------------------------------------------------------------
FPL Group Capital
 Inc Debt Securities            $100,000,000                 $27,800
FPL Group, Inc. Guarantee           (2)                         (3)
==============================================================================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(2) The value attributable to the FPL Group, Inc. Guarantee, if any, is reflected in the market price of the FPL Group Capital Inc Debt Securities.
(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee for the FPL Group, Inc. Guarantee attributable to the FPL Group Capital Inc Debt Securities registered pursuant hereto shall be payable.

==============================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This registration statement is being filed with respect to the proposed offering of up to $100 million in principal amount of the unsecured debt securities of FPL Group Capital Inc and the guarantee of FPL Group, Inc. relating thereto, pursuant to Rule 462(b) under the Securities Act. In accordance with the provisions of General Instruction IV of Form S-3, the contents of the registration statement of FPL Group Capital Inc and FPL Group, Inc., Registration Statement Nos. 333-83575 and 333-83575-01 (which was combined with Registration Statement Nos. 333-64685 and 333-64685-01 pursuant to Rule 429 under the Securities Act), which was filed with the Securities and Exchange Commission on July 23, 1999, including the exhibits thereto, are incorporated by reference into this registration statement.

ITEM 16. EXHIBITS.

5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to FPL Group Capital and FPL Group.

5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to FPL Group Capital and FPL Group.

23(a)  Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

24 Powers of Attorney (included on the signature pages of this registration statement).

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, FPL Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, and State of Florida, on the 1st day of September, 1999.


                                  FPL GROUP, INC.


                                  By:/s/ James L. Broadhead
                                     ----------------------------------------
                                     James L. Broadhead, Chairman of the Board,
                                     Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date
---------                        -----                              ----


/s/ James L. Broadhead   Chairman of the Board, Chief       September 1, 1999
-----------------------
James L. Broadhead       Executive Officer and Director
                         (Principal Executive Officer)


/s/ Lewis Hay III        Vice President, Finance and        September 1, 1999
-----------------------
Lewis Hay III            Chief Financial Officer
                         (Principal Financial Officer)


/s/ K. Michael Davis     Controller and Chief Accounting    September 1, 1999
-----------------------
K. Michael Davis         Officer (Principal Accounting
                         Officer)


/s/ H. Jesse Arnelle     Director                           September 1, 1999
-----------------------
H. Jesse Arnelle


                         Director
-----------------------
Sherry S. Barrat

Signature                        Title                              Date
---------                        -----                              ----


/s/ Robert M. Beall, II              Director               September 1, 1999
-----------------------------
Robert M. Beall, II


                                     Director
-----------------------------
J. Hyatt Brown


                                     Director
-----------------------------
Armando M. Codina


/s/ Marshall M. Criser               Director               September 1, 1999
-----------------------------
Marshall M. Criser


/s/ B.F. Dolan                       Director               September 1, 1999
-----------------------------
B. F. Dolan


/s/ Willard D. Dover                 Director               September 1, 1999
-----------------------------
Willard D. Dover


/s/ Alexander W. Dreyfoos Jr.        Director               September 1, 1999
-----------------------------
Alexander W. Dreyfoos Jr.


/s/ Paul J. Evanson                  Director               September 1, 1999
-----------------------------
Paul J. Evanson


                                     Director
-----------------------------
Drew Lewis


/s/ Frederic V. Malek                Director               September 1, 1999
-----------------------------
Frederic V. Malek


/s/ Paul R. Tregurtha                Director               September 1, 1999
-----------------------------
Paul R. Tregurtha


/s/ Roger Young                      Director               September 1, 1999
-----------------------------
Roger Young

                                POWER OF ATTORNEY


     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Inc certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 1st day of September, 1999.

                                                  FPL GROUP CAPITAL INC



                                                  By:/s/ James L. Broadhead
                                                     ------------------------
                                                     James L. Broadhead
                                                     President, Chief Executive
                                                      Officer and Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                     Date
     ---------                        -----                     ----

/s/ James L. Broadhead           Principal Executive      September 1, 1999
------------------------------
James L. Broadhead               Officer and Director
President and Chief
Executive Officer

/s/ K. Michael Davis             Principal Accounting     September 1, 1999
------------------------------
K. Michael Davis                 Officer
Controller and Chief
Accounting Officer

/s/ Dilek L. Samil               Principal Financial      September 1, 1999
------------------------------
Dilek L. Samil                   Officer and Director
Vice President, Treasurer
and Assistant Secretary

/s/ Roger Young                  Director                 September 1, 1999
------------------------------
Roger Young

                                  EXHIBIT INDEX


5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to FPL Group Capital and FPL Group.

5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to FPL Group Capital and FPL Group.

23(a)    Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

24 Powers of Attorney (included on the signature pages of this registration statement).